Exhibit 99.1

101 Gateway Centre Parkway •    Richmond, Virginia 23235 •    Telephone: (804) 267-8000 •    Fax: (804) 267-8850 •    Web site: www.landam.com

FOR IMMEDIATE RELEASE:	CONTACTS:
July 28, 2004	G. William Evans	William C. Thornton, Jr.
	Chief Financial Officer	Executive Vice President – Marketing
	(804) 267-8114	(804) 267-8373

LANDAMERICA ANNOUNCES SECOND QUARTER RESULTS

Richmond, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, today reported operating results for the second quarter ended June 30, 2004.

	Second Quarter 2004	Second Quarter 2003
Operating revenue	$903.8 Million	$834.3 Million
Net income	$61.5 Million	$62.0 Million
Net income per diluted share	$3.32	$3.33

	Six Months 2004	Six Months 2003
Operating revenue	$1,663.7 Million	$1,530.8 Million
Net income	$82.4 Million	$104.0 Million
Net income per diluted share	$4.41	$5.62

FINANCIAL HIGHLIGHTS

•	Operating revenues of $903.8 million for second quarter 2004 represented an increase of 8.3% over second quarter 2003.

•	Revenues for the Lender Services segment for second quarter 2004 totaled $37.6 million, compared to $1.8 million for second quarter 2003. This was driven primarily by our tax and flood zone certification and mortgage credit reporting businesses, which were not owned in second quarter 2003.

•	Revenues from commercial operations, which the company has typically defined as being premiums from policies providing coverage over $1 million in liability, were $162 million for second quarter 2004, an increase of 56.1% over second quarter 2003.

•	Earnings from the Lender Services segment for second quarter 2004 were $.8 million, including intangibles amortization of $3.3 million and net revenue deferrals of $9.9 million, compared to earnings of $.3 million in second quarter 2003. These earnings were adversely impacted by a lengthening of the estimated lives for loans under tax service contracts. These lengthened, estimated loan lives will reduce the amount of deferred revenue recognized in any given future quarter.

•	During second quarter 2004 we repurchased 809,400 shares of our common stock.

“The results for the second quarter demonstrate solid performance,” commented Chairman and Chief Executive Officer Charles H. Foster, Jr. “While our reported revenue growth reflects new business achieved through acquisitions and the strength of the commercial sector, refinancing volumes were off significantly, and we responded very well to the overall declines in order counts and business volumes.”

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“This solid performance resulted from execution of our previously announced $70 million in annualized cost reduction initiatives and our continued efforts to expand our footprint and broaden our product offerings. During the second quarter we completed the acquisition of Southland Title, which significantly expanded our presence in California. More recently, we announced our intent to acquire Buyers Home Warranty Company. This acquisition, which is subject to regulatory approvals and other closing conditions, will add home warranty contracts to our product mix.”

The Company will host a conference call for analysts and shareholders on Thursday, July 29, 2004, at 10:00 AM ET to discuss the second quarter results. Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”. The call will be simultaneously broadcast over the Internet via LandAmerica’s Web site (www.landam.com) in the Calendar of Events area located within Investor/Financial Information. Additionally, LandAmerica’s Web site will host an audio archive of the call that can be accessed two hours after the completion of the live call.

About LandAmerica Financial Group, Inc., a Fortune 500 company

Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services and on Fortune magazine’s 2004 list of most admired companies. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe.

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SEGMENTED OPERATING SUMMARY

($ in Thousands)

	Quarter Ended June 30, 2004				Quarter Ended June 30, 2003
	Title Operations	Lender Services	Corporate & Other	Consolidated	Title Operations	Lender Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$405,785	$37,388	$13,800	$456,973	$371,119	$1,806	$9,963	$382,888
Agency revenue	446,815	—	—	446,815	451,438	—	—	451,438

Total operating revenue	852,600	37,388	13,800	903,788	822,557	1,806	9,963	834,326

Investment income	11,778	223	6,174	18,175	12,835	—	1,141	13,976

	864,378	37,611	19,974	921,963	835,392	1,806	11,104	848,302

Agents’ commissions	356,203	—	—	356,203	362,011	—	—	362,011
Personnel costs	225,133	16,084	15,228	256,445	198,284	1,063	12,534	211,881
Claims provision	46,683	—	—	46,683	49,301	—	—	49,301
Amortization	2,016	3,281	230	5,527	1,638	—	(634)	1,004
Exit and termination cost	3,457	—	—	3,457	(532)	—	—	(532)
Other expenses	117,592	17,402	23,954	158,948	111,860	407	16,239	128,506

Operating income before taxes	$113,294	$844	$(19,438)	$94,700	$112,830	$336	$(17,035)	$96,131

	Six Months Ended June 30, 2004				Six Months Ended June 30, 2003
	Title Operations	Lender Services	Corporate & Other	Consolidated	Title Operations	Lender Services	Corporate & Other	Consolidated
Operating revenues:
Direct revenue	$689,765	$77,576	$23,201	$790,542	$671,991	$2,656	$18,279	$692,926
Agency revenue	873,164	—	—	873,164	837,848	—	—	837,848

Total operating revenue	1,562,929	77,576	23,201	1,663,706	1,509,839	2,656	18,279	1,530,774

Investment income	25,395	296	12,082	37,773	27,422	—	2,124	29,546

	1,588,324	77,872	35,283	1,701,479	1,537,261	2,656	20,403	1,560,320

Agents’ commissions	699,074	—	—	699,074	670,761	—	—	670,761
Personnel costs	410,792	31,602	27,838	470,232	377,141	1,956	24,049	403,146
Claims provision	85,712	—	—	85,712	83,609	—	—	83,609
Amortization	2,528	6,597	1,149	10,274	2,307	—	(1,204)	1,103
Exit and termination cost	5,394	—	—	5,394	(532)	—	—	(532)
Other expenses	224,772	35,035	43,888	303,695	208,134	858	32,502	241,494

Operating income before taxes	$160,052	$4,638	$(37,592)	$127,098	$195,841	$(158)	$(34,944)	$160,739

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LandAmerica Financial Group, Inc. and Subsidiaries – Summary of Operations

(In thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Operating revenues	$903,788	$834,326	$1,663,706	$1,530,774
Investment and other income	17,121	12,993	33,632	26,375
Net realized investment gains	1,054	983	4,141	3,171

TOTAL REVENUES	921,963	848,302	1,701,479	1,560,320

Agents’ commissions	356,203	362,011	699,074	670,761
Salaries and employee benefits	256,445	211,881	470,232	403,146
General, administrative and other	141,016	114,608	270,375	215,489
Provision for policy and contract claims	46,683	49,301	85,712	83,609
Premium taxes	10,925	10,860	20,504	19,957
Interest expense	7,007	3,038	12,816	6,048
Amortization	5,527	1,004	10,274	1,103
Exit and termination costs	3,457	(532)	5,394	(532)

TOTAL EXPENSES	827,263	752,171	1,574,381	1,399,581

Income before income taxes	94,700	96,131	127,098	160,739
Income tax expense:
Current	37,827	38,329	55,148	56,096
Deferred	(4,589)	(4,201)	(10,409)	645

Net income	$61,462	$62,003	$82,359	$103,998

Net income per common share	$3.35	$3.38	$4.45	$5.68
Weighted average number of common shares outstanding	18,371	18,370	18,496	18,320
Net income per common share assuming dilution	$3.32	$3.33	$4.41	$5.62
Weighted average number of common shares outstanding assuming dilution	18,496	18,593	18,662	18,509
Cash flows from operations	128,248	140,276	130,266	161,319
Orders opened:
April	125.5	129.0
May	101.7	151.0
June	103.8	173.5
Total orders opened	331.0	453.5	677.3	827.5
Total orders closed	285.8	320.4	487.7	577.6

	June 30, 2004	December 31, 2003
Cash and investments	$1,394,369	$1,308,462
Total assets	3,051,708	2,717,460
Policy and contract claims	688,044	659,571
Deferred service arrangements	175,959	163,462
Shareholders’ equity	1,081,033	1,044,478
Book value per share attributable to common shareholders	$59.54	$55.51
Book value per share attributable to intangibles	$38.86	$31.00
Tangible book value per share attributable to common shareholders	$20.68	$24.51

The company cautions readers that the statements contained herein regarding the company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) the company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic condition; (ii) the company’s inability to manage successfully its acquisitions of complementary businesses could adversely affect the company’s business, operating results, and financial condition; (iii) competition in the company’s industry affects its revenues; (iv) significant industry changes and new product and service introductions require timely and cost-effective responses; (v) the company may not succeed in implementing its strategy of becoming a major provider of real estate transaction management services; (vi) the company’s insurance subsidiaries are subject to government regulation; and (vii) the company’s litigation risks include substantial claims by large classes of claimants. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2003, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the company disclaims any duty to update the information herein.

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